Exhibit 99.1

SUPPLEMENTAL INFORMATION FOR ITEM 2 AND ITEM 7

1.             Information Related to Olympus Capital and its Related Entities

Olympus Capital Holdings Asia ("Olympus Capital"), an investment management firm, is a company limited by shares organized under the laws of the Cayman Islands. Olympus Capital serves as investment manager of Olympus Holdings, L.P., Olympus Capital Holdings Asia I, L.P., Olympus Capital Asia, L.P., Reservoir – Olympus II, L.P., Olympus KB, L.P., Olympus Capital Asia Offshore, L.P., ZAM-Olympus Co-Invest, L.L.C., Olympus – ASAT I, L.L.C. and Olympus – ASAT II, L.L.C. As such Olympus Capital has the sole power to vote, or direct the vote, and the sole power to dispose of, or direct the disposition of, all of the Ordinary Shares held of record by these entities. The number of Ordinary Shares held of record by each of these entities is set forth below:

Name of Entity	Number of Shares Held

ZAM-Olympus Co-Invest, L.L.C.	19,373,902
Olympus Capital Holdings Asia I, L.P.	17,057,834
Olympus Capital Asia, L.P.	13,876,572
Reservoir – Olympus II, L.P.	7,422,164
Olympus KB, L.P.	7,083,492
Olympus Capital Asia Offshore, L.P.	3,839,750
Olympus – ASAT I, L.L.C.	1,744,700
Olympus Holdings, L.P.	1,029,414
Olympus – ASAT II, L.L.C.	338,672

2.             Control Persons and Executive Officers of Olympus Capital

The names, present principal occupations and business addresses of the control persons and executive officers of Olympus Capital are set forth below. Each of the named individuals is a citizen of the United States of America.

Daniel R. Mintz	Director, Founding Managing Director and President of Olympus Capital	153 East 53 rd Street, 45 th Floor New York, New York 10022
Lawrence S. Miao	Director, Founding Managing Director and Vice President of Olympus Capital	One Exchange Square Suite 3406 Hong Kong, China
Frederick J. Long	Director, Founding Managing Director and Vice President of Olympus Capital	One Exchange Square Suite 3406 Hong Kong, China
Jeffrey E. Glat	Managing Director, Chief Financial Officer, Secretary and Treasurer of Olympus Capital	153 East 53 rd Street, 45 th Floor New York, New York 10022